REVOLVING NOTE

$37,500,000.00	November 22, 2006

FOR VALUE RECEIVED, the undersigned, NNN APARTMENT REIT HOLDINGS, L.P., a Virginia limited partnership (the “Borrower”), hereby promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION (the “Lender”), in care of Agent to Agent’s address at One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288, or at such other address as may be specified in writing by the Agent to the Borrower, the principal sum of THIRTY-SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($37,500,000.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of Revolving Loans made by the Lender to the Borrower under the Credit Agreement (as herein defined)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

The date, amount of each Revolving Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Revolving Loans made by the Lender.

This Note is one of the Revolving Notes referred to in the Credit Agreement dated as of October 31, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower the financial institutions party thereto and their assignees under Section 12.5 thereof (the “Lenders”), the Agent, and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Section 12.5(d) of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

Time is of the essence for this Note.

This Note, together with that certain other Revolving Note being executed by the undersigned, are being executed pursuant to Section 12.5(d) of the Credit Agreement in replacement of a certain Revolving Note issued pursuant to the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Revolving Note under seal as of the date first written above.

NNN APARTMENT REIT HOLDINGS, L.P., a Virginia limited partnership

By: NNN Apartment REIT, Inc., its sole General Partner

By: /s/ Louis J. Rogers
Name: Louis J. Rogers
Title: President

[SEAL]